UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2017

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, the Company commenced cash tender offers (the “Tender Offers”) on March 13, 2017 for (i) any and all (the “Any and All Offer”) of the Company’s 6.250% Notes due 2018 (the “2018 Notes”) and (ii) up to $825,000,000 (the “Maximum Waterfall Tender Amount”) of the Company’s 4.700% Notes due 2020, 2.600% Notes due 2019, 3.900% Notes due 2025, 3.150% Notes due 2021, 2.875% Notes due 2019, 4.000% Notes due 2024 and 5.000% Notes due 2023 (collectively, the “Waterfall Notes”).

On March 27, 2017, the Company issued a press release announcing that approximately $63,480,000 in principal amount of the 2018 Notes and approximately $2,479,836,000 in combined aggregate principal amount of the Waterfall Notes were validly tendered and not properly withdrawn on or prior to 5:00 p.m., New York City time, on March 24, 2017 (the “Early Tender Date”). Also on March 27, 2017, the Company issued a press release announcing the pricing terms of the tender offers and an increase in the aggregate purchase price of the Waterfall Notes subject to the Maximum Waterfall Tender Amount from $825,000,000 to $828,000,488. Copies of the Company’s press releases announcing the early results and pricing terms of the tender offers are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to an offer to purchase dated March 13, 2017 and related letter of transmittal, which set forth the terms and conditions of the Tender Offers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

99.1	Press Release of Newell Brands Inc. announcing early results of its tender offers, dated March 27, 2017.

99.2	Press Release of Newell Brands Inc. announcing pricing terms of its tender offers, dated March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: March 27, 2017	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Newell Brands Inc. announcing early results of its tender offers, dated March 27, 2017.

99.2	Press Release of Newell Brands Inc. announcing pricing terms of its tender offers, dated March 27, 2017.